EXHIBIT 21

Subsidiaries of Security National
Financial Corporation
as of March 31, 2016

SecurityNational Mortgage Company
Security National Life Insurance Company
Southern Security Life Insurance Company, Inc.
Trans-Western Life Insurance Company
Memorial Insurance Company of America
C & J Financial, LLC
SNFC Subsidiary, LLC
American Funeral Financial, LLC
FFC Acquisition Co., LLC dba Funeral Funding Center
Mortician's Choice, LLC
Canadian Funeral Financial, LLC
Insuradyne Corporation
Green Street Mortgage Services, Inc.
Marketing Source Center, Inc. dba Security National Travel Services
California Memorial Estates, Inc.
Cottonwood Mortuary, Inc.
Deseret Memorial, Inc.
Greer-Wilson Funeral Home, Inc.
Holladay Cottonwood Memorial Foundation
Holladay Memorial Park, Inc.
Memorial Estates, Inc.
Memorial Mortuary, Inc.
Paradise Chapel Funeral Home
Dry Creek Property Development, Inc.
New York Land Holdings, Inc.
Security National Funding Company
Select Appraisal Management, Inc.
Security National Real Estate Services, Inc.
5300 Development LLC